EXHIBIT 99.1

AGILYSYS APPOINTS JANINE SEEBECK CHIEF FINANCIAL OFFICER

Alpharetta, GA – August 9, 2013 – Agilysys, Inc. (Nasdaq: AGYS), a leading provider of innovative information technology and hospitality software, services and solutions, today announced the promotion of Janine Seebeck, to the role of senior vice president, chief financial officer and treasurer, effective immediately. Ms. Seebeck succeeds Robert Ellis, who served as chief operating officer and chief financial officer, and whose departure from Agilysys was also announced today. The operational activities of the business previously reporting to Mr. Ellis will now report to James Dennedy, Agilysys president and chief executive officer.

Ms. Seebeck has served as the Company’s vice president and controller since November 2011. She joined Agilysys from Premiere Global Services, Inc., a publicly traded provider of virtual meeting solutions in North America, Europe, and Asia Pacific, where she most recently served as Vice President of Finance, Asia Pacific. She also served as Premiere’s vice president and corporate controller from 2002 to 2008. Previously, she served as a senior associate at PricewaterhouseCoopers. She is a certified public accountant and holds a BSBA in Accounting from John Carroll University.

As CFO, Ms. Seebeck will be responsible for the Company’s financial and treasury functions, including financial reporting, bank relationships, conducting internal and industry analysis to support Agilysys’ goals for growth and investor relations initiatives.

“Janine has been an integral part of our team since 2011 and her promotion completes a planned transition of her role as we continue to transform Agilysys into a leaner, more profitable company with an attractive growth profile” said Mr. Dennedy. “Janine’s leadership skills, strategic insights and financial expertise will continue to be important contributors to our future success in growing our people and accelerating our growth.”

Ms. Seebeck commented, “I look forward to working even more closely with our executive team, board of directors and shareholders in this new capacity and I am excited to continue to be part of the team at Agilysys as we further position the Company to achieve our next level of growth.”

"Robb provided significant leadership to our financial and operating functions during an important transition and restructuring period for Agilysys," said Dennedy. "I want to thank him for his many valuable contributions to Agilysys, placing the Company on solid financial ground. We appreciate Robb’s service to the Company and wish him well in his new endeavors."

About Agilysys
Agilysys is a leading developer and marketer of proprietary enterprise software, services and solutions to the hospitality industry. The company specializes in market-leading point-of-sale, property management, inventory & procurement and mobile & wireless solutions that are designed to streamline operations, improve efficiency and enhance the guest experience. Agilysys serves casinos, resorts, hotels, foodservice venues, stadiums and cruise lines. Agilysys operates extensively throughout North America, Europe and Asia, with corporate services located in Alpharetta, GA, EMEA headquarters in Cheshire, UK, and APAC offices in Singapore and Hong Kong. For more information, visit www.agilysys.com.

Forward-Looking Language
This press release and other publicly available documents, including the documents incorporated herein and therein by reference, contain, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on management’s current expectations, intentions or beliefs and are subject to a number of factors, assumptions and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause or contribute to such differences or that might otherwise impact the business include the risk factors set forth in Item 1A of the company’s Annual Report for the fiscal year ended March 31, 2013. Copies are available from the SEC or the Agilysys website. We undertake no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events or otherwise.

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Investor Contact:
Janine Seebeck	Richard Land, Norberto Aja, Jim Leahy
Chief Financial Officer	JCIR
Agilysys, Inc.	212-835-8500 or agys@jcir.com
770-810-7800 or investorrelations@agilysys.com